Exhibit 99.1
Filed by Sirenza Pursuant to Rule 14a-12
     Under the Securities Exchange Act of 1934
Subject Company: Sirenza Microdevices, Inc.
Commission File No.: 000-30615

RFMD® Contact:	Sirenza Contact:
Douglas DeLieto	Jodi Bochert
VP, Investor Relations	Investor Relations
(336) 931-7968	ir@sirenza.com
(303) 327-3193
FOR IMMEDIATE RELEASE
August 13, 2007
RFMD TO ACQUIRE SIRENZA MICRODEVICES
Combination Will Create the World’s Largest, Most Diversified and
Best Positioned RF Company
Greensboro, NC, and Broomfield, CO, August 13, 2007 — RF Micro Devices, Inc. (Nasdaq GS: RFMD), a global leader in the design and manufacture of high-performance radio systems and solutions for applications that drive mobile communications, and Sirenza Microdevices (Nasdaq GM: SMDI), a supplier of radio frequency (RF) components, today announced they have signed a definitive merger agreement.
Highlights of the combination are:
•	Accelerates RFMD’s penetration of multiple high-growth markets

•	Increases RFMD’s total addressable market by approximately 67% to more than $20 billion

•	Enables RFMD to extend its deep high-performance IC design and integration expertise into Sirenza’s multi-market end markets

•	Diversifies RFMD’s global customer base

•	Strengthens RFMD’s management team

•	Enhances RFMD’s margin profile
Under the terms of the merger agreement unanimously approved by the respective boards of directors of the two companies, each outstanding share of Sirenza’s common stock will be exchanged for a combination of 1.7848 shares of RFMD common stock and $5.56 in cash. Outstanding options to purchase Sirenza stock will be assumed by RFMD and converted into options to purchase RFMD stock. Based on RFMD’s closing stock price on Friday, August 10, 2007, the last trading day prior to the announcement of the transaction, the consideration is valued at $16.64 per share, which represents a 17% premium over Sirenza’s closing stock price on such date, and an offer value of approximately $900 million comprised of $300 million in cash with the balance in stock. The transaction is intended to allow all or a portion of the consideration receivable in RFMD stock to be tax-free to Sirenza stockholders. Upon completion of the transaction, current RFMD and Sirenza stockholders will own approximately 67 percent and 33 percent, respectively, of the combined company on a fully diluted basis.
The transaction is expected to be completed in RFMD’s third fiscal quarter, ending December 29, 2007, and is subject to approval by the stockholders of both companies as well as regulatory approval. RFMD expects the transaction to be accretive to non-GAAP EPS within six months of closing, with modest synergies assumed.
The management teams of RFMD and Sirenza will be combined to address the expanded opportunities created by the merger. Bob Van Buskirk, president and CEO of Sirenza, will relocate to North Carolina and will lead RFMD’s new Multi-Market Products Group. Bob Bruggeworth, president and CEO of RFMD, will continue as president and CEO of the combined company. The post-closing board of directors of the combined company is expected to consist of nine members from RFMD and two members from Sirenza.
“This strategic acquisition brings together two companies with leadership positions and considerable expertise in RF systems and solutions,” said Bob Bruggeworth, president and CEO of RFMD. “It creates the world’s largest, most diversified and best positioned RF company, with a broad set of customers and a diversified product portfolio of high performance components and systems-level solutions. The transaction will allow RFMD to capitalize on the RF integration and systems-level design expertise we continue to pioneer in the cellular world and apply those capabilities across Sirenza’s broad footprint in multiple high-growth RF markets, including broadband/CATV, wireless infrastructure, WiMAX and aerospace and defense. Similarly, the transaction will allow Sirenza to expand its revenue stream beyond component-level solutions and drive supply chain and procurement efficiencies, as a result of RFMD’s leadership in high-volume semiconductor manufacturing. Our two businesses are highly complementary in terms of customers, markets, products and manufacturing expertise, and our combination will create an RF market leader with breadth, scale and capabilities that are unrivalled.”
“We are very pleased to be announcing this transaction, which we believe clearly serves not only best interests of the shareholders of Sirenza, but also the interests of the shareholders of RFMD as well as the customers and employees of both companies,” said Bob Van Buskirk, president and CEO of Sirenza. “We have great potential to accelerate revenue growth and expand margins by leveraging the technology base, supply chain and leadership position RFMD has achieved. There is a tremendous opportunity to apply the highly integrated, systems-level design expertise demanded by RFMD’s cellular handset customers to the markets that Sirenza currently serves. RFMD and Sirenza serve customers representing a combined total addressable market of greater than $20 billion, and our very complementary companies can deliver more highly integrated solutions that will enhance the quality, efficiency and performance of our customers’ end-products.”
Merrill Lynch & Co. acted as exclusive financial advisor to RFMD, and Banc of America Securities LLC acted as exclusive financial advisor to Sirenza.
Conference Call
A conference call has been scheduled for 10:00 a.m. EDT today to discuss the transaction. The conference call will be broadcast live over the Internet and can be accessed by any interested party at http://www.rfmd.com (under Investor Info) or at http://www.earnings.com or at www.sirenza.com (under Investor Relations/Executive Presentations). Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those who are not available to listen to the live conference call, a replay will be available via telephone from approximately noon EDT on August 13 until midnight EDT on August 20. The access numbers for the replay are (800) 405-2236 or (303) 590-3000, and the pass code for the replay is 11095711#.
Additional Information and Where to Find It
RFMD intends to file a registration statement on Form S-4 containing a joint proxy statement/prospectus and related documents in connection with this transaction. Investors are urged to read these filings when they become available because they will contain important information concerning the transaction. Investors may obtain free copies of these documents and other documents filed with the Securities and Exchange Commission at the SEC’s website at www.sec.gov. In addition, RFMD and Sirenza security holders may obtain free copies of documents filed by either company with the Securities and Exchange Commission by contacting the Investor Relations Departments of the companies as indicated at the top of this press release.
RFMD, Sirenza and their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of RFMD and the stockholders of Sirenza in connection with the transaction. Information regarding the special interests of these directors and executive officers in the transaction will be included in the joint proxy statement/prospectus described above. Additional information regarding the directors and executive officers of RFMD is also included in RFMD’s proxy statement for its 2007 Annual Meeting of Shareholders, which was filed with the SEC on June 28, 2007. Additional information regarding the directors and executive officers of Sirenza is also included in Sirenza’s proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 27, 2007.

These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations Departments of RFMD and Sirenza, respectively, as indicated at the top of this press release.
About RFMD
RF Micro Devices, Inc. (NASDAQ: RFMD) is a global leader in the design and manufacture of high-performance radio systems and solutions for applications that drive mobile communications. RFMD’s power amplifiers, transmit modules, cellular transceivers and system-on-chip (SoC) solutions enable worldwide mobility, provide enhanced connectivity and support advanced functionality in current- and next-generation mobile handsets, cellular base stations, wireless local area networks (WLANs) and global positioning systems (GPS). Recognized for its diverse portfolio of state-of-the-art semiconductor technologies and vast RF systems expertise, RFMD is a preferred supplier enabling the world’s leading mobile device manufacturers to deliver advanced wireless capabilities that satisfy current and future market demands.
Headquartered in Greensboro, North Carolina, RFMD is an ISO 9001- and ISO 14001-certified manufacturer with worldwide engineering, design, sales and service facilities. RFMD is traded on the NASDAQ Global Select Market under the symbol RFMD. For more information, please visit RFMD’s web site at www.rfmd.com.
About Sirenza
Sirenza is a supplier of radio frequency (RF) components. Headquartered in Broomfield, Colorado, with operations in China, Germany and the U.S., Sirenza and its subsidiary Premier Devices design and develop RF components for the commercial communications, consumer, and aerospace, defense and homeland security (A&D) equipment markets. Sirenza’s integrated circuit (IC), multi-chip module (MCM) and passive product lines include amplifiers, power amplifiers, cable TV amplifiers, circulators, isolators, mixers, splitters, transformers, couplers, modulators, demodulators, transceivers, tuners, discrete devices, signal source components, government and military specified components, and receiver ICs for satellite radio. Sirenza holds ISO 9001:2000 Quality Management System and ISO 14001:2004 Environmental Management System (registered by QMI) certifications for its Broomfield, Colorado manufacturing facility, and ISO 9001:2000 Quality Management System certifications for its Shanghai and Nuremberg manufacturing facilities. Detailed product information may be found on Sirenza’s website at www.sirenza.com and at www.premierdevices.com.
Forward Looking Statements
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements relating to the timing of the merger and satisfaction of conditions to the merger, whether any anticipated benefits of the merger will be realized, including future competitive positioning and business synergies, future expectations that the merger will be accretive to non-GAAP earnings per share, future market demand, future benefits to stockholders and future economic and industry conditions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent the current judgment and expectations of the respective companies, but the actual results, events and performance of each company and of the combined company following the merger are subject to risks and uncertainties and could differ materially from those expressed or implied by forward-looking statements. The companies do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws. The potential risks and uncertainties include, but are not limited to: potential difficulties that may be encountered in integrating the merged businesses; potential uncertainties regarding market acceptance of the combined company; uncertainties as to the timing of the merger, approval of the transaction by the stockholders of the companies and the satisfaction of other closing conditions to the transaction, including the receipt of regulatory approvals; competitive responses to the merger; an economic downturn; variability in quarterly operating results, the rate of growth and development of wireless markets, risks associated with the operation of RFMD’s wafer fabrication facilities, molecular beam epitaxy facility, assembly facility and test and tape and reel facilities, its ability to attract and retain skilled personnel and develop leaders, variability in production yields, its ability to reduce costs and improve gross margins by implementing innovative technologies, its ability to bring new products to market, its ability to adjust production capacity in a timely fashion in response to changes in demand for its products, dependence on a limited number of customers, and dependence on third parties. These and other risks and uncertainties, which are described in more detail in RFMD’s and Sirenza’s most recent Annual Reports on Form 10-K filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.
###